UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earlier event reported): December 10, 2004

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1331 17th Street, Suite 720 Denver, Colorado	80202-1557
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

This Form 8-K/A amends the Form 8-K of Rentech, Inc. (“Rentech”) filed December 16, 2004, as subsequently amended by Forms 8-K/A filed January 27, 2005; February 22, 2005; and March 3, 2005. As announced in Rentech’s attached press release dated March 23, 2005, the Stock Purchase Agreement dated December 10, 2004, as amended, between Rentech Development Corporation, Rentech’s wholly-owned subsidiary, and Royster-Clark Nitrogen, Inc., has by mutual agreement of the parties, expired as of March 18, 2005. The contract provided for Rentech Development Corporation to purchase all of the outstanding stock of Royster-Clark Nitrogen, Inc., and through it to acquire ownership of a nitrogen fertilizer plant located at East Dubuque, Illinois, owned by Royster-Clark Nitrogen, Inc. Rentech and Royster-Clark, Inc. are continuing to work together to complete the conversion of the plant to a coal-fed gasification process, using Illinois coal, to produce Fischer-Tropsch (FT) ultra-clean fuels and surplus electricity, and in addition, to increase the nitrogen fertilizer production. Rentech contracted with Fluor Enterprises, Inc. on March 22, 2005 to conduct a study on the first phase of the front-end engineering design necessary for converting the plant.

A press release by Rentech concerning this development is furnished as Exhibit 99.2 to this Form 8-K/A.

Item 8.01 Other Events

The shareholders of Rentech, at the annual meeting of shareholders held on March 17, 2005, approved an amendment to Rentech’s Articles of Incorporation. The amendment authorized an increase in the number of shares of common stock that the corporation is authorized to issue from 150 million to 250 million shares. The shareholders approved the amendment by a vote of over 77% of the corporation’s shares eligible to vote, with 69,357,036 shares voted in favor of the amendment, 1,399,998 shares against, and 421,895 votes withheld.

The proposal to increase the number of authorized shares of preferred stock that the Corporation is authorized to issue did not receive a majority of shares eligible to vote and was not adopted. The vote on this proposal was 19,291,680 in favor, 2,594,632 withheld and 533,120 abstaining.

At the meeting, the shareholders elected Dennis L. Yakobson and Thomas L. Bury to serve on the Board of Directors for three-year terms. The terms of office of Ronald C. Butz, Douglas L. Sheeran and Erich W. Tiepel as directors continued after the meting.

In the election, the votes on the nominees were as follows:

	Votes For:	Votes Withheld:
Dennis L. Yakobson	66,099,422	5,210,577
Thomas L. Bury	66,166,103	5,193,893

The shareholders also approved and adopted the corporation’s 2005 Stock Option Plan by a majority of the shares voting on the proposal. The vote was 19,886,444 votes for the plan, 1,673,001 votes withheld, and 919,987 votes abstaining.

A press release dated March 17, 2005 issued by Rentech as a summary for the annual meeting of shareholders is attached as Exhibit 99.1.

9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description of Exhibit
99.1	Press Release by Rentech, Inc. dated March 17, 2005

99.2	Press Release by Rentech, Inc. dated March 23, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: March 23, 2005	By:	/s/ Ronald C. Butz
Ronald C. Butz
Vice President and Chief Operating Officer

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